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EXHIBIT 5

August 4, 2003

SafeNet, Inc.
8029 Corporate Drive
Baltimore, Maryland 21236

        Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel for SafeNet, Inc., a Delaware corporation (the "Corporation"), in connection with a registration statement on Form S-8 of the Corporation to be filed with the Securities and Exchange Commission (the "Registration Statement"), pertaining to the registration of 500,000 shares (the "Shares") of common stock, par value $.01 per share, of the Corporation (the "Common Stock") for issuance and sale pursuant to the Corporation's 2001 Omnibus Stock Plan (the "Plan").

        As counsel for the Corporation, we are familiar with its Certificate of Incorporation, as amended and restated, and Bylaws, as amended. We have examined the Plan, as well as the prospectus included in the Registration Statement substantially in the form in which it is to become effective. We have further examined and relied upon a certificate of the Secretary of State of the State of Delaware to the effect that the Corporation is duly incorporated and existing under the laws of the State of Delaware and is in good standing and duly authorized to transact business in the State of Delaware.

        We have also examined and relied upon such corporate records of the Corporation and other documents and certificates with respect to factual matters as we have deemed necessary to render the opinion expressed herein. With respect to the documents we have reviewed, we have assumed, without independent verification, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies and the authenticity of such original documents. As to any facts material to this opinion that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Corporation.

        In rendering our opinion, we have also assumed that the Corporation shall have sufficient authorized and unissued shares of Common Stock available at the time of each issuance of the Shares and that the relevant provisions of the Certificate of Incorporation and Bylaws of the Corporation and the Delaware General Corporation Law in effect at the time of issuance of any of the Shares will not differ in any relevant respect from the analogous provisions of the Certificate of Incorporation and Bylaws of the Corporation and the Delaware General Corporation Law in effect as of the date of this opinion and that no additional relevant provisions shall have been added subsequent to the date hereof.

        Based upon and subject to the foregoing, we are of the opinion that when sold, issued and paid for as contemplated in the Plan, the Shares will be duly authorized, validly issued, fully paid and nonassessable.

        This letter is strictly limited to the matters expressly set forth herein and no statements or opinions should be inferred beyond such matters. This letter expresses our opinion with respect to the General Corporation Law of the State of Delaware (without regard to the principles of conflicts of laws thereof) governing matters such as the authorization and issuance of stock as such laws are in effect as of the date hereof, as well as the pertinent provisions of the Delaware Constitution and reported judicial decisions interpreting such laws related to the matters set forth herein as in effect as of the date hereof. We assume no obligation to update the opinion set forth herein. This opinion does not extend to the securities or "blue sky" laws of Delaware, Maryland or any other state, to federal securities laws or to other laws.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the Rules and Regulations of the Securities and Exchange Commission thereunder. This opinion is intended solely for your use in connection with the transactions described above. It may not be relied upon for any other purpose without our prior written consent.

Very truly yours,
/s/ VENABLE, BAETJER AND HOWARD, LLP

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  EXHIBIT 5